State of Delaware
Secretary of State
Division of Corporations
Delivered 07:50 PM 07/26/2021
FILED 07:50 PM 07/26/2021
SR 20212806390 - File Number 6116837

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Landa App 2 LLC.

2. The name of the registered series is Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC.

By: /s/ Yishai Cohen
Authorized Person

Name: Yishai Cohen
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